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                                                                      EXHIBIT 99

                            RIVERWOOD HOLDING, INC.

           RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA
                           (IN THOUSANDS OF DOLLARS)

                                                         COATED    CONTAINER-
                                                         BOARD       BOARD      CORPORATE    TOTAL
                                                        --------   ----------   ---------   --------
COMPANY:
FIRST QUARTER 1998:
  Income (Loss) from Operations.......................  $ 16,572    $ (4,620)   $ (4,706)   $  7,246
  Add: Depreciation and amortization..................    24,285       3,878         286      28,449
        Purchased asset costs(A)......................     6,396         911          --       7,307
        Dividends from equity investments.............        --          --         618         618
        Other non-cash charges(B).....................       758         286       1,624       2,668
                                                        --------    --------    --------    --------
EBITDA(C).............................................  $ 48,011    $    455    $ (2,178)   $ 46,288
                                                        ========    ========    ========    ========
SECOND QUARTER 1998:
  Income (Loss) from Operations.......................  $ 17,398    $ (2,711)   $ (4,380)   $ 10,307
  Add: Depreciation and amortization..................    27,198       1,776         244      29,218
        Purchased asset costs(A)......................     5,563         911          --       6,474
        Dividends from equity investments.............        --          --         994         994
        Other non-cash charges(B).....................    15,024         465       1,144      16,633
                                                        --------    --------    --------    --------
EBITDA(C).............................................  $ 65,183    $    441    $ (1,998)   $ 63,626
                                                        ========    ========    ========    ========
THIRD QUARTER 1998:
  Income (Loss) from Operations.......................  $ 35,169    $ (4,482)   $ (4,112)   $ 26,575
  Add: Depreciation and amortization..................    25,861       2,963        (925)     27,899
        Purchased asset costs(A)......................     5,999         911          --       6,910
        Dividends from equity investments.............        --          --         915         915
        Other non-cash charges(B).....................     1,591         375       2,321       4,287
                                                        --------    --------    --------    --------
EBITDA(C).............................................  $ 68,620    $   (233)   $ (1,801)   $ 66,586
                                                        ========    ========    ========    ========
FOURTH QUARTER 1998:
  Income (Loss) from Operations.......................  $  9,613    $(11,869)   $(14,194)   $(16,450)
  Add: Depreciation and amortization..................    30,282       4,143         138      34,563
        Purchased asset costs(A)......................     5,457         911          --       6,368
        Dividends from equity investments.............       700          --       3,736       4,436
        Other non-cash charges(B).....................    (2,675)     (2,813)      3,529      (1,959)
                                                        --------    --------    --------    --------
EBITDA(C).............................................  $ 43,377    $ (9,628)   $ (6,791)   $ 26,958
                                                        ========    ========    ========    ========
YEAR ENDED DECEMBER 31, 1998:
  Income (Loss) from Operations.......................  $ 78,752    $(23,682)   $(27,392)   $ 27,678
  Add: Depreciation and amortization..................   107,626      12,760        (257)    120,129
        Purchased asset costs(A)......................    23,415       3,644          --      27,059
        Dividends from equity investments.............       700          --       6,263       6,963
        Other non-cash charges(B).....................    14,698      (1,687)      8,618      21,629
                                                        --------    --------    --------    --------
EBITDA(C).............................................  $225,191    $ (8,965)   $(12,768)   $203,458
                                                        ========    ========    ========    ========

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

                            RIVERWOOD HOLDING, INC.

           RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA
                           (IN THOUSANDS OF DOLLARS)

                                                         COATED    CONTAINER-
                                                         BOARD       BOARD      CORPORATE    TOTAL
                                                        --------   ----------   ---------   --------
COMPANY:
FIRST QUARTER 1997:
  Income (Loss) from Operations.......................  $ 15,779    $(13,006)   $ (4,512)   $ (1,739)
  Add: Depreciation and amortization..................    20,949       3,803         358      25,110
        Purchased asset costs(A)......................     6,219         911          --       7,130
        Dividends from equity investments.............        --          --         750         750
        Other non-cash charges(B).....................     1,538         254         110       1,902
                                                        --------    --------    --------    --------
EBITDA(C).............................................  $ 44,485    $ (8,038)   $ (3,294)   $ 33,153
                                                        ========    ========    ========    ========
SECOND QUARTER 1997:
  Income (Loss) from Operations.......................  $ 19,307    $(12,532)   $ (6,530)   $    245
  Add: Depreciation and amortization..................    23,420       3,944         289      27,653
        Purchased asset costs(A)......................     4,866         911          --       5,777
        Dividends from equity investments.............        --          --         945         945
        Other non-cash charges(B).....................       253       2,966       1,741       4,960
                                                        --------    --------    --------    --------
EBITDA(C).............................................  $ 47,846    $ (4,711)   $ (3,555)   $ 39,580
                                                        ========    ========    ========    ========
THIRD QUARTER 1997:
  Income (Loss) from Operations.......................  $ 17,996    $ (6,385)   $ (4,096)   $  7,515
  Add: Depreciation and amortization..................    23,969       3,397         265      27,631
        Purchased asset costs(A)......................     6,724         911          --       7,635
        Dividends from equity investments.............        --          --       1,022       1,022
        Other non-cash charges(B).....................       499          75         986       1,560
                                                        --------    --------    --------    --------
EBITDA(C).............................................  $ 49,188    $ (2,002)   $ (1,823)   $ 45,363
                                                        ========    ========    ========    ========
FOURTH QUARTER 1997:
  Income (Loss) from Operations.......................  $ 11,737    $ (9,321)   $ (1,525)   $    891
  Add: Depreciation and amortization..................    22,542       5,600         305      28,447
        Purchased asset costs(A)......................    11,024         911          --      11,935
        Dividends from equity investments.............        --          --       2,511       2,511
        Other non-cash charges(B).....................       767       2,017       1,263       4,047
                                                        --------    --------    --------    --------
EBITDA(C).............................................  $ 46,070    $   (793)   $  2,554    $ 47,831
                                                        ========    ========    ========    ========
YEAR ENDED DECEMBER 31, 1997:
  Income (Loss) from Operations.......................  $ 64,819    $(41,244)   $(16,663)   $  6,912
  Add: Depreciation and amortization..................    90,880      16,744       1,217     108,841
        Purchased asset costs(A)......................    28,833       3,644          --      32,477
        Dividends from equity investments.............        --          --       5,228       5,228
        Other non-cash charges(B).....................     3,057       5,312       4,100      12,469
                                                        --------    --------    --------    --------
EBITDA(C).............................................  $187,589    $(15,544)   $ (6,118)   $165,927
                                                        ========    ========    ========    ========

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

                            RIVERWOOD HOLDING, INC.

           RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA
                           (IN THOUSANDS OF DOLLARS)

                                                                        U.S.
                                                                    TIMBERLANDS/
                                             COATED    CONTAINER-       WOOD
                                             BOARD       BOARD        PRODUCTS     CORPORATE    TOTAL
                                            --------   ----------   ------------   ---------   --------
COMPANY:
SECOND QUARTER 1996:
  Income (Loss) from Operations...........  $ 19,768    $ (7,260)     $    --      $ (6,396)   $  6,112
  Income from discontinued operations.....        --          --       15,356            --      15,356
  Add: Depreciation and amortization......    21,295       4,320        1,950           672      28,237
        Purchased asset costs(A)..........     9,877       1,217          844           (41)     11,897
        Dividends from equity
          investments.....................        --          --           --         1,408       1,408
        Other non-cash charges(B).........     1,506        (541)         784            80       1,829
                                            --------    --------      -------      --------    --------
EBITDA(C).................................  $ 52,446    $ (2,264)     $18,934      $ (4,277)   $ 64,839
                                            ========    ========      =======      ========    ========
THIRD QUARTER 1996:
  Income (Loss) from Operations...........  $ 20,563    $(12,207)     $    --      $ (5,312)   $  3,044
  Income from discontinued operations.....        --          --       17,453            --      17,453
  Add: Depreciation and amortization......    17,484       4,644        2,241           475      24,844
        Purchased asset costs(A)..........     7,021         700        1,138            87       8,946
        Dividends from equity
          investments.....................        --          --           --           696         696
        Other non-cash charges(B).........     1,506        (535)       1,313            36       2,320
                                            --------    --------      -------      --------    --------
EBITDA(C).................................  $ 46,574    $ (7,398)     $22,145      $ (4,018)   $ 57,303
                                            ========    ========      =======      ========    ========
FOURTH QUARTER 1996:
  Income (Loss) from Operations...........  $ 14,645    $(11,502)     $    --      $(10,880)   $ (7,737)
  Income from discontinued operations.....        --          --        2,737            --       2,737
  Add: Depreciation and amortization......    23,921       5,354          618          (140)     29,753
        Purchased asset costs(A)..........    (3,269)        770          295           (46)     (2,250)
        Dividends from equity
          investments.....................        --          --           --         3,287       3,287
        Other non-cash charges(B).........     1,132        (584)          76             4         628
                                            --------    --------      -------      --------    --------
EBITDA(C).................................  $ 36,429    $ (5,962)     $ 3,726      $ (7,775)   $ 26,418
                                            ========    ========      =======      ========    ========
NINE MONTHS ENDED DECEMBER 31, 1996:
  Income (Loss) from Operations...........  $ 54,976    $(30,969)     $    --      $(22,588)   $  1,419
  Income from discontinued operations.....        --          --       35,546            --      35,546
  Add: Depreciation and amortization......    62,700      14,318        4,809         1,007      82,834
        Purchased asset costs(A)..........    13,629       2,687        2,277            --      18,593
        Dividends from equity
          investments.....................        --          --           --         5,391       5,391
        Other non-cash charges(B).........     4,144      (1,660)       2,173           120       4,777
                                            --------    --------      -------      --------    --------
EBITDA(C).................................  $135,449    $(15,624)     $44,805      $(16,070)   $148,560
                                            ========    ========      =======      ========    ========
-------------------------------------------------------------------------------------------------------
PREDECESSOR:
FIRST QUARTER 1996:
  Income (Loss) from Operations...........  $ 24,638    $ (5,955)     $13,868      $(16,901)   $ 15,650
  Add: Depreciation and amortization......    17,800       4,332        1,735           571      24,438
        Dividends from equity
          investments.....................        --          --           --            --          --
        Pro forma adjustments.............     3,471         120          218         9,533      13,342
        Other non-cash charges(B).........     1,265         261          945           232       2,703
                                            --------    --------      -------      --------    --------
Proforma EBITDA...........................  $ 47,174    $ (1,242)     $16,766      $ (6,565)   $ 56,133
                                            ========    ========      =======      ========    ========

---------------

Notes:

(A) Certain expenses and costs are excluded from the Company's Income from Operations in determining EBITDA (as defined below), including amortization, depreciation or expenses associated with the

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    write-up of inventory, fixed assets and intangible assets in accordance with
    APB 16 and APB Opinion No. 17, "Intangible Assets", collectively referred to as the "Purchased asset costs."

(B) Other non-cash charges include non-cash charges for LIFO accounting, pension, postretirement and postemployment benefits, depletion of prepaid timber and amortization of premiums on hedging contracts deducted in determining net income other than Purchased asset costs (see (A) above). During the fourth quarter of 1998, the Company recorded a credit of $9.4 million related to a LIFO inventory valuation offset by $3.7 million in charge copy taken in the first three quarters of 1998. The net credit relating to LIFO inventory valuation for the year ended December 31, 1998, was $5.9 million.

(C) EBITDA is defined as consolidated net income (exclusive of non-cash charges resulting from purchase accounting during the periods subsequent to the Merger) before consolidated interest expense, consolidated income taxes, consolidated depreciation and amortization, cost of timber harvested and other non-cash charges deducted in determining consolidated net income and extraordinary items and the cumulative effect of accounting changes and earnings of, but including dividends from, non-controlled affiliates. EBITDA excludes (i) equity earnings of Igaras from the Company's investment in Igaras but includes dividends actually received from Igaras, (ii) Other Costs of the Predecessor (see Note 18 in Notes to Consolidated Financial Statements), and (iii) Purchased Asset Costs resulting from purchase accounting for periods subsequent to the Merger. The Company believes that EBITDA provides useful information regarding the Company's debt service ability, but should not be considered in isolation or as a substitute for the Consolidated Statements of Operations or cash flow data.

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